SCHEDULE OF COMPUTATION OF YIELD QUOTATION
           DEAN WITTER TAX EXEMPT SECURITIES
           FOR THE 30 DAY PERIOD ENDED DECEMBER 30, 1995



                                     6
 (A)    YIELD = 2{ [ ((a-b)/c d) + 1] -1}


        WHERE:     a = Dividends and interest earned during the period

                           b = Expenses accrued for the period

                           c = The average daily number of shares outstanding
                               during the period that were entitled to receive dividends

                           d = The maximum offering price per share on the last
                               day of the period



                                                        6
        YIELD = 2{ [((5814130.37 -517416.25)/109076686.219 *12.59)+1] -1}

              = 4.85%


 (B)    TAX EQUIVALENT YIELD = SEC Yield - (1- stated tax rate)
                             = 4.85% / (1-.3960)
                             = 8.03%

               SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                      DEAN WITTER TAX-EXEMPT SECURITIES

(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                              -                              -
                             |        ----------------------  |
FORMULA:                     |       |                        |
                             |  /\ n |                ERV     |
           T  =              |    \  |          ------------- |  - 1
                             |     \ |                 P      |
                             |      \|                        |
                             |_                              _|

            T = AVERAGE ANNUAL COMPOUND RETURN
            n = NUMBER OF YEARS
          ERV = ENDING REDEEMABLE VALUE
            P = INITIAL INVESTMENT

                                                                   (A)
  $1,000        ERV AS OF        AGGREGATE     NUMBER OF      AVERAGE ANNUAL
INVESTED - P    31-Dec-95      TOTAL RETURN    YEARS - n    COMPOUND RETURN - T
------------   -----------    --------------   -----------  -------------------

31-Dec-94       $1,126.80         12.68%             1          12.68%

31-Dec-90       $1,455.40         45.54%             5           7.79%

31-Dec-85       $2,281.10        128.11%          9.99           8.60%


(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                    -                              -
                   |        ----------------------  |
FORMULA:           |       |                        |
                   |  /\ n |          EV            |
            t  =   |    \  |     -------------      |  - 1
                   |     \ |           P            |
                   |      \|                        |
                   |_                              _|

                      EV
           TR  =    ---------- - 1
                      P

              t = AVERAGE ANNUAL COMPOUND RETURN
                  (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
              n = NUMBER OF YEARS
             EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
              P = INITIAL INVESTMENT
             TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)

                                 (C)                           (B)
  $1,000         EV AS OF       TOTAL      NUMBER OF     AVERAGE ANNUAL
INVESTED - P     31-Dec-95    RETURN - TR  YEARS - n   COMPOUND RETURN - t
------------    -----------   -----------  ----------  -------------------

31-Dec-94        $1,173.70      17.37%       1             17.37%

31-Dec-90        $1,516.00      51.60%       5.00           8.68%

31-Dec-85        $2,376.10     137.61%       9.99           9.04%

(D)  GROWTH OF $10,000*
(E)  GROWTH OF $50,000*
(F)  GROWTH OF $100,000*

FORMULA:  G= (TR+1)*P
          G= GROWTH OF INITIAL INVESTMENT
          P= INITIAL INVESTMENT
         TR= TOTAL RETURN SINCE INCEPTION

                                                     (D)                          (E)                           (F)
$10,000              TOTAL                       GROWTH OF                    GROWTH OF                      GROWTH OF
INVESTED - P        RETURN - TR           $10,000 INVESTMENT - G          $50,000 INVESTMENT - G      $100,000 INVESTMENT - G
------------        ------------          ----------------------          ----------------------      -----------------------
 27-Mar-80             353.56                     $43,542                        $219,410                     $441,087

* INITIAL INVESTMENT  $9600,$48,375 & $97,250 RESPECTIVELY REFLECTS A 4%,3.25% & 2.75% SALES CHARGE